                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event) June 25, 2004
                                                      -------------



                           BELDEN & BLAKE CORPORATION
             (Exact name of registrant as specified in its charter)



      Ohio                               0-20100                 34-1686642
----------------------------      -----------------------      --------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)



5200 Stoneham Road, North Canton, Ohio                                  44720
-------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                 (330) 499-1660
               --------------------------------------------------
               Registrant's telephone number, including area code

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On June 25, 2004, Belden & Blake Corporation (the "Company") completed the previously announced sale of substantially all of its Trenton Black River ("TBR") assets to Fortuna Energy Inc. ("Fortuna"), a wholly owned subsidiary of Talisman Energy Inc. of Calgary, Alberta, for $65 million in cash. The assets sold include working interests in approximately 16 wells, 11 miles of natural gas gathering lines and oil and gas leases on approximately 475,000 gross acres. The assets are located primarily in New York, Pennsylvania, Ohio and West Virginia.

         The TBR assets accounted for approximately 5 Bcfe of the Company's estimated proved reserves as of December 31, 2003 and approximately 2 Mmcfe per day of our average daily production for the quarter ending March 31, 2004. The total production from TBR assets for the year ended 2003 was approximately 75 Mmcfe and for the first quarter of 2004 was approximately 157 Mmcfe.

         The Company also sold the Michigan assets of its Arrow Oilfield Services division ("Arrow") in May 2004 and sold the Ohio and Pennsylvania-related assets of Arrow in June 2004 for net proceeds of approximately $3.6 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)      PRO FORMA FINANCIAL INFORMATION

         Belden & Blake Corporation Unaudited Pro Forma Consolidated Financial Statements

                  Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004

                  Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003 and for the three months ended March 31, 2004

                  Notes to Unaudited Pro Forma Consolidated Financial Statements

BELDEN & BLAKE CORPORATION UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following tables set forth certain of our pro forma financial information after giving effect to the sale of the Arrow assets and the TBR operations and the application of the proceeds therefrom (the "Sale of Assets"). The unaudited pro forma consolidated balance sheet as of March 31, 2004 is based on our unaudited historical consolidated balance sheet as of March 31, 2004 and gives effect to the Sale of Assets as if it had occurred on March 31, 2004. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 has been derived from our audited consolidated financial statements for the year ended December 31, 2003. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2004 has been derived from our unaudited financial statements for the three month period ended March 31, 2004. The pro forma statements of operations give effect to the Sale of Assets as if it occurred on January 1, 2003. The pro forma information presented herein does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Sale of Assets occurred on the dates indicated or which may occur in the future. All pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision.

                           BELDEN & BLAKE CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                            (UNAUDITED, IN THOUSANDS)

                                                                                         PRO FORMA
                                                                     HISTORICAL         ADJUSTMENTS            PRO FORMA
                                                                   ----------------   ----------------      ----------------
                                                                                             (a)
ASSETS
------
CURRENT ASSETS
    Cash and cash equivalents                                            $   1,673           $ 23,098             $  24,771
    Accounts receivable, net                                                17,689                 --                17,689
    Inventories                                                                894                (15)                  879
    Deferred income taxes                                                    9,021                 --                 9,021
    Other current assets                                                     2,361                 --                 2,361
    Fair value of derivatives                                                  615                 --                   615
                                                                   ----------------   ----------------      ----------------
              TOTAL CURRENT ASSETS                                          32,253             23,083                55,336

PROPERTY AND EQUIPMENT, AT COST
    Oil and gas properties (successful efforts method)                     471,912            (13,508)              458,404
    Gas gathering systems                                                   15,256                 --                15,256
    Land, buildings, machinery and equipment                                23,069             (9,868)               13,201
                                                                   ----------------   ----------------      ----------------
                                                                           510,237            (23,376)              486,861
    Less accumulated depreciation, depletion and amortization              260,576             (6,209)              254,367
                                                                   ----------------   ----------------      ----------------
              PROPERTY AND EQUIPMENT, NET                                  249,661            (17,167)              232,494
FAIR VALUE OF DERIVATIVES                                                      794                 --                   794
OTHER ASSETS                                                                 6,942             (1,354)                5,588
                                                                   ----------------   ----------------      ----------------
                                                                         $ 289,650           $  4,562             $ 294,212
                                                                   ================   ================      ================
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
    Accounts payable                                                     $   4,213           $     --             $   4,213
    Accrued expenses                                                        19,498                 --                19,498
    Current portion of long-term liabilities                                   729                 --                   729
    Fair value of derivatives                                               20,880                 --                20,880
                                                                   ----------------   ----------------      ----------------
              TOTAL CURRENT LIABILITIES                                     45,320                 --                45,320

LONG-TERM LIABILITIES
    Bank and other long-term debt                                           45,437            (45,437)                   --
    Senior subordinated notes                                              225,000                 --               225,000
    Other                                                                    4,727               (567)                4,160
                                                                   ----------------   ----------------      ----------------
                                                                           275,164            (46,004)              229,160

FAIR VALUE OF DERIVATIVES                                                   10,320                 --                10,320
DEFERRED INCOME TAXES                                                       18,698             18,710                37,408

SHAREHOLDERS' DEFICIT
    Common stock without par value;
       $.10 stated value per share; authorized
       58,000,000 shares; issued 10,674,803
      (which includes 220,784 treasury shares)                               1,045                 --                 1,045
    Paid in capital                                                        107,565                 --               107,565
    Deficit                                                               (148,604)            31,856              (116,748)
    Accumulated other comprehensive loss                                   (19,858)                --               (19,858)
                                                                   ----------------   ----------------      ----------------
              TOTAL SHAREHOLDERS' DEFICIT                                  (59,852)            31,856               (27,996)
                                                                   ----------------   ----------------      ----------------
                                                                         $ 289,650           $  4,562             $ 294,212
                                                                   ================   ================      ================


See notes to pro forma consolidated financial statements.

                           BELDEN & BLAKE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                   YEAR ENDED DECEMBER 31, 2003       THREE MONTHS ENDED MARCH 31, 2004
                                               -----------------------------------   ------------------------------------
                                                          (a) PRO FORMA                          (a) PRO FORMA
                                               HISTORICAL  ADJUSTMENTS   PRO FORMA   HISTORICAL    ADJUSTMENTS  PRO FORMA
                                               ----------  ------------  ---------   ----------   ------------  ---------
                                                           (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
REVENUES
    Oil and gas sales                          $  85,023    $    (418)   $  84,605    $  23,244    $    (881)   $  22,363
    Gas gathering, marketing,
      and oilfield service                        23,741      (13,203)      10,538        5,774       (3,191)       2,583
    Other                                            338          (72)         266          168          (39)         129
                                               ---------    ---------    ---------    ---------    ---------    ---------
                                                 109,102      (13,693)      95,409       29,186       (4,111)      25,075
EXPENSES
    Production expense                            19,937           40       19,977        5,419          (25)       5,394
    Production taxes                               2,455           (6)       2,449          664          (12)         652
    Gas gathering, marketing,
      and oilfield service                        21,378      (11,791)       9,587        5,177       (2,939)       2,238
    Exploration expense                           16,882      (10,089)       6,793        2,077         (595)       1,482
    General and administrative expense             4,559         --          4,559        1,235         --          1,235
    Franchise, property and other taxes              282          (80)         202           86          (16)          70
    Depreciation, depletion and amortization      19,343       (1,274)      18,069        4,947         (393)       4,554
    Impairment of oil and gas properties           5,774       (4,878)         896         --           --           --
    Accretion expense                                365          (38)         327          112          (17)          95
    Derivative fair value (gain) loss               (319)        --           (319)        (332)        --           (332)
                                               ---------    ---------    ---------    ---------    ---------    ---------
                                                  90,656      (28,116)      62,540       19,385       (3,997)      15,388
                                               ---------    ---------    ---------    ---------    ---------    ---------
OPERATING INCOME                                  18,446       14,423       32,869        9,801         (114)       9,687

OTHER EXPENSE
    Interest expense                              25,537       (1,014)      24,523        6,543         (377)       6,166
                                               ---------    ---------    ---------    ---------    ---------    ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                           (7,091)      15,437        8,346        3,258          263        3,521
    (Benefit) provision for income taxes          (2,481)       5,495        3,014        1,206           97        1,303
                                               ---------    ---------    ---------    ---------    ---------    ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS       $  (4,610)   $   9,942    $   5,332    $   2,052    $     166    $   2,218
                                               =========    =========    =========    =========    =========    =========

See notes to pro forma consolidated financial statements.


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) Represents adjustments for the sale of the Arrow assets and the TBR operations.

         (c)      EXHIBITS

                  The following exhibit is filed herewith:

         99.1 News release dated June 29, 2004 announcing the closing of the sale of the Company's TBR assets on June 25, 2004.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     July 9, 2004             BELDEN & BLAKE CORPORATION
      ----------------
                                   (Registrant)


                                   By:    /s/ Robert W. Peshek
                                        -----------------------------
                                        Robert W. Peshek, Senior Vice President
                                        and Chief Financial Officer